    As filed with the Securities and Exchange Commission on December 28, 2000
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                CARESCIENCE, INC.
             (Exact Name of Registrant as specified in its charter)

                               ------------------

            PENNSYLVANIA                        23-2703715
   (State or other jurisdiction of           (I.R.S. Employer
    incorporation or organization)          Identification No.)

                     3600 MARKET STREET
                      PHILADELPHIA, PA                     19104
               (Address of Principal Executive Offices) (Zip Code)

                               ------------------

                 CARESCIENCE, INC. 1995 EQUITY COMPENSATION PLAN
      CARESCIENCE, INC. 1998 TIME ACCELERATED RESTRICTED STOCK OPTION PLAN
                            (Full title of the plans)

                               ------------------

                                DAVID J. BRAILER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                CARESCIENCE, INC.
                          3600 MARKET STREET, 6TH FLOOR
                             PHILADELPHIA, PA 19104
               (Name and Address of Agent for Service of Process)
                                 (215) 387-9401
          (Telephone Number, Including Area Code, of Agent For Service)

                               ------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================

------------------------------- ---------------- -------------------- ------------------------ --------------
  TITLE OF SECURITIES TO BE      AMOUNT TO BE     PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
          REGISTERED            REGISTERED (1)   OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
                                                        SHARE                  PRICE                FEE
------------------------------- ---------------- -------------------- ------------------------ --------------
1995 Equity Compensation Plan                                              $4,929,705.66         $1,301.45
  Common Stock, no par value

Options Granted (2)                32,600             $0.25
                                   17,439             $0.78
                                   4,875              $0.94
                                   1,613              $1.13
                                   287,029            $1.25
                                   2,906              $2.25
                                   12,888             $2.38
                                   21,563             $2.50
                                   801,170            $2.59
                                   1,500              $2.60
                                   3,563              $2.63
                                   1,463              $2.75
                                   10,000             $3.00
                                   20,000             $3.44
                                   2,363              $5.38
                                   3,750              $6.00
                                   12,000             $6.31
                                   4,519              $6.38
                                   6,000              $6.44
                                   2,348              $6.63
                                   2,513              $6.88
                                   63,375             $8.44
                                   92,813             $12.00

Options Reserved for Grant (3)     656,748            $0.61
------------------------------- ---------------- -------------------- ------------------------ --------------
------------------------------- ---------------- -------------------- ------------------------ --------------
1998 Time Accelerated                                                  $1,352,507.64            $357.06
  Restricted Stock Option Plan,
  Common Stock, no par value

Options Granted (2)                435,235            $2.59
                                   25,000             $8.44

Options Reserved for Grant (3)     23,359             $0.61
------------------------------- ---------------- -------------------- ------------------------ --------------
===================================================================================================================


(1) This Registration Statement shall also cover any additional shares of common stock, no par value per share, of the Registrant ("Common Stock") which become issuable under the 1995 Equity Compensation Plan or 1998 Time Accelerated Restricted Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Based on 1,408,290 options to purchase Common Stock outstanding as of December 26, 2000 under the 1995 Equity Compensation Plan and 460,235 options to purchase Common Stock outstanding as of December 26, 2000 under the 1998 Time Accelerated Restricted Stock Option Plan. All of such shares of Common Stock are issuable upon the exercise of outstanding options at the exercise prices listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.
(3) Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average high and low prices of Common Stock reported on the Nasdaq National Market on December 20, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Registrant's Prospectus dated June 28, 2000, as filed with the Commission pursuant to Rule 424(b)(1) of the Securities Act on June 29, 2000;

     (b) The Registrant's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2000, as filed with the Commission on August 8, 2000;

     (c) The Registrant's Quarterly Report on Form 10-Q for the three-month period ended September 30, 2000, as filed with the Commission on November 13, 2000;

     (d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 21, 2000.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Articles of Incorporation provide that pursuant to and to the extent permitted by Pennsylvania law, the Registrant's directors shall not be personally liable for monetary damages for breach of any duty owed to the Registrant and its shareholders. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Pennsylvania law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving knowing violations of law, or for actions resulting in improper personal benefit to the director. The provision also does not affect a director's responsibilities under any other law, such as federal securities laws or state or federal environmental laws. The Registrant's Amended and Restated Bylaws provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law, including some instances in which indemnification is otherwise discretionary under Pennsylvania law. Pennsylvania law permits the Registrant to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the shareholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

     In general, any officer or director of the Registrant shall be indemnified by the Registrant against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of the Registrant, if the officer or director acted in good faith, and in the manner believed to be in or not opposed to the Registrant's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications are not prohibited by Pennsylvania law or any other applicable law.

     Any indemnification under the previous paragraph (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of the Registrant shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by the Registrant.

     Expenses incurred by a director or officer of the Registrant in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by the Registrant as authorized by our Bylaws.

     The indemnification and advancement of expenses provided by, or granted pursuant to Article 10 of our Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

     The Board of Directors has the power to authorize the Registrant to purchase and maintain insurance on behalf of the Registrant and others to the extent that power to do so has not been prohibited by Pennsylvania law, create any fund to secure any of its indemnification obligations and give other indemnification to the extent permitted by law. The obligations of the Registrant to indemnify a director or officer under Article 10 of our Bylaws is a contract between the Registrant and such director or officer and no modification or repeal of our Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

     The Registrant has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Registrant.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

     See Exhibit Index.

Item 9. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia in the Commonwealth of Pennsylvania, on this 28th day of December, 2000

                                         CARESCIENCE, INC.


                                         By: /s/ David J. Brailer
                                            ----------------------------
                                         David J. Brailer
                                         Chairman and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of CareScience, Inc., hereby severally constitute and appoint David J. Brailer, Ronald A. Paulus and Robb L. Tretter, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable CareScience, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             SIGNATURE                                   TITLE                                DATE

/s/ David J. Brailer                 Chairman and Chief Executive Officer           December 28, 2000
-----------------------------------  (Principal Executive Officer)
David J. Brailer

/s/ Steven Bell                      Chief Financial Officer (Principal Financial   December 28, 2000
-----------------------------------  and Accounting Officer)
Steven Bell

/s/ Ronald A. Paulus                 President and Director                         December 28, 2000
-----------------------------------
Ronald A. Paulus

/s/ Edward N. Antoian                Director                                       December 28, 2000
-----------------------------------
Edward N. Antoian

/s/ Martin Harris                    Director                                       December 28, 2000
-----------------------------------
Martin Harris

/s/ Jeffrey R. Jay                   Director                                       December 28, 2000
-----------------------------------
Jeffrey R. Jay

/s/ Christopher R. McCleary          Director                                       December 28, 2000
-----------------------------------
Christopher R. McCleary

/s/ William Winkenwerder             Director                                       December 28, 2000
-----------------------------------
William Winkenwerder

                                  EXHIBIT INDEX

EXHIBIT NO.                  DESCRIPTION

 4.1 Form of Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-32376)
 5.1         Opinion of Morgan, Lewis & Bockius LLP
23.1         Consent of Arthur Andersen LLP
23.2         Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1         Power of Attorney (included in the signature pages hereto)